Exhibit 4.3

                                                   EXECUTION COPY



                               VOTING AGREEMENT


     THIS VOTING AGREEMENT, dated as of October 3, 1999 (the "Agreement"), is made by and between Sabre Inc., a Delaware corporation ("Sabre"), and MediaOne Interactive Services, Inc. (the "Stockholder"). Capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement (as defined below).

     WHEREAS, simultaneously herewith, Sabre, Travelocity Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of Sabre ("Travelocity Holdings"), Travelocity.com, a Delaware corporation and a wholly-owned subsidiary of Travelocity Holdings ("Travelocity.com"), and Preview Travel, Inc., a Delaware corporation ("Preview"), have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which Preview has agreed, subject to certain terms and conditions, to merge with and into Travelocity.com (the "Merger");

     WHEREAS, the Stockholder is a stockholder of Preview and has voting power with respect to the number of shares (the "Shares") of common stock of Preview (the "Preview Common Stock") set forth below the Stockholder's signature hereto; and

     WHEREAS, in order to induce Sabre, Travelocity Holdings and Travelocity.com to enter into the Merger Agreement and to provide reasonable assurances that the transactions contemplated by the Merger Agreement will be consummated, the Stockholder is making certain agreements regarding the Shares upon the terms and subject to the conditions set forth below.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

     1.   Voting of Shares; Grant of Irrevocable Proxy; Appointment of Proxy.

          (a) The Stockholder agrees to vote all of its Shares of Preview Common Stock, Shares of Preview Common Stock of any person the voting of which is controlled by the Stockholder and any Shares of Preview Common Stock hereafter acquired by the Stockholder or by any person controlled by the Stockholder (collectively, the "Stockholder's Shares") as follows:

               (i) At any meeting of Preview stockholders called to vote upon the Merger or the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Merger or the Merger Agreement is sought (the "Preview

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Stockholders' Meeting"), the Stockholder shall vote (or cause to be voted)
all of the Stockholder's Shares in favor of the Merger, the execution and delivery by Preview of the Merger Agreement and the approval of the terms thereof, and each of the other transactions contemplated by the Merger Agreement.

               (ii) At any meeting of Preview stockholders or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, the Stockholder shall vote (or cause to be voted) all of the Stockholder's Shares against (A) the approval of any Acquisition Proposal or (B) any amendment of Preview's Certificate of Incorporation or Bylaws or other proposal or transaction involving Preview or any of its subsidiaries which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement.

          (b) The Stockholder hereby irrevocably grants to, and appoints, Sabre and Donald J. Carty, Acting Chief Executive Officer of Sabre, and Jeffrey M. Jackson, Chief Financial Officer of Sabre, in their respective capacities as officers of Sabre, and any individual who shall hereafter succeed to any such office of Sabre, and each of them individually, its proxy and attorney-in-fact, with full power of substitution, for and in the name, place and stead of the Stockholder, to vote upon and act with respect to all of the Stockholder's Shares as set forth in subsections (a)(i) and (a)(ii) of this Section 1. The Stockholder represents that any proxies heretofore given in respect of the Stockholder's Shares are not irrevocable, and that any such proxies are hereby revoked. The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1(b) is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may not be revoked, except as provided in this Agreement. The Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212 of the Delaware General Corporation Law. This proxy shall survive the bankruptcy, merger, dissolution or liquidation of the Stockholder. In the event that the stockholders of Preview take action to approve the Merger and the Merger Agreement by written consent in lieu of a meeting of stockholders, the Stockholder will execute such consent and provide a copy to Sabre.

     2. Certain Events. The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Stockholder's Shares and be binding upon any transferee of such shares but solely to the extent such shares are transferred to MediaOne Group Inc. or any of its subsidiaries. In the event

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of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of Preview affecting the Preview capital stock, or the acquisition of additional shares of Preview capital stock or other voting securities of Preview by the Stockholder, the number of the Stockholder's Shares subject to the terms of this Agreement shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Preview capital stock or other voting securities of Preview issued to or acquired by the Stockholder.

     3. Representation and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Sabre that:

          (a) The Stockholder is the record and/or beneficial owner of the number of Shares listed below its signature hereto.

          (b) This Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder, enforceable against the Stockholder in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application respecting creditors' rights and by general equitable principles.

          (c) Neither the execution and delivery of this Agreement nor the consummation by the Stockholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Stockholder is a party or bound or to which the Stockholder's Shares are subject, other than a violation, default or conflict which does not materially impair the ability of the Stockholder to perform its obligations under this Agreement. If the Stockholder is married and the Stockholder's Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse, enforceable against such person in accordance with its terms. Consummation by the Stockholder of the transactions contemplated hereby will not violate, or require any consent, approval, or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to the Stockholder or the Stockholder's Shares.

          (d) The Stockholder's Shares and the certificates representing the Stockholder's Shares are now, and at all times all such shares then held will be, held by the Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, security interest, proxies, voting trusts or voting agreements or any other encumbrances whatsoever, except for (i) any such encumbrances or proxies arising hereunder and (ii) any arrangements that do not materially impair the ability of the Stockholder to perform its obligations hereunder.

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          (e)  The Stockholder understands and acknowledges that Sabre, and
Travelocity.com are entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement. The Stockholder acknowledges that the irrevocable proxy set forth in Section 1(b) is granted in consideration for the execution and delivery of the Merger Agreement by Sabre and Travelocity.com.

          (f) The Stockholder represents to Sabre, Travelocity Holdings and Travelocity.com that it has no plan or intention to sell, exchange or otherwise transfer ownership (including by derivative transactions such as an equity swap which would have the economic effect of a transfer of ownership) to Travelocity Holdings, Travelocity.com, Preview or any related person (within the meaning of Treas. Reg. Section 1.368-1(e)(3)) with respect to any of them or any agent of the foregoing, directly or indirectly (including through partnerships or through third parties in connection with a plan to so transfer ownership), of any shares of Travelocity.com Common Stock.

     4. Covenants. (a) The Stockholder agrees with, and covenants to, Sabre that it shall not (i) grant any proxy, power of attorney or other authorization in or with respect to such shares, except for this Agreement;
(ii) deposit such shares into a voting trust or enter into a voting agreement or arrangement with respect to such shares; or (iii) take any action prohibited by Section 6.4 of the Merger Agreement, except for any arrangements which do not materially impair the ability of the Stockholder to perform its obligations under this Agreement.

          (b) The Stockholder shall use commercially reasonable efforts to take, or cause to be taken, all necessary actions, and to do, or cause to be done all things necessary, proper or advisable under this Agreement to consummate the transactions contemplated by this Agreement, including, without limitation, executing and delivering, or causing to be executed and delivered (including by any record holder of any of the Stockholder's Shares), such additional or further consents, documents and other instruments, as Sabre may reasonably request, for the purpose of effectively carrying out the transactions contemplated by this Agreement.

     5. Representations and Warranties of Sabre. Sabre represents and warrants that this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, Sabre, enforceable against Sabre in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application respecting creditors' rights and by general equitable principles, and that Sabre is simultaneously entering into similar voting agreements with James Hornthal and America Online, Inc.



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      6.   Miscellaneous.

         (a) Benefit and Assignment. This Agreement shall be binding upon each party hereto and such party's successors and assigns. This Agreement shall not be assignable by the Stockholder, but may be assigned by Sabre in whole or in part to any direct or indirect wholly-owned subsidiary of Sabre, provided that Sabre shall remain liable for any obligations so assigned.

          (b) Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

          (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby or thereby may be brought in any federal or state court located in the State of Delaware, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting foregoing, each party agrees that service of process on such party as provided in
Section 6(h) shall be deemed effective service of process on such party.

          (d) Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          (e) Enforcement of Agreement. The parties agree that Sabre would be irreparably damaged if for any reason the Stockholder failed, in breach of its obligations hereunder, to perform any of its obligations under this Agreement, and that Sabre would not have an adequate remedy at law for money damages in such event. Accordingly, Sabre shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by the Stockholder; and, if Sabre should institute an action or proceeding seeking specific enforcement of the provisions hereof, the Stockholder hereby waives the claim or defense that Sabre has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists. The Stockholder further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief. This provision is without prejudice to any other rights

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that Sabre may have against the Stockholder for any failure to perform its respective obligations under this Agreement.

          (f) Amendments; Entire Agreement. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, with respect to such transactions.

          (g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same Agreement.

          (h) Notices. All notices, requests and other communications to either party hereunder shall be in writing (including facsimile or similar writing) and shall be given,

               (i)  if to Sabre Inc.

                    4255 Amon Carter Blvd.
                    Fort Worth, Texas  76155
                    Attention:  Chief Financial Officer
                           General Counsel
                    Facsimile:  (817) 931-7502

          with a copy (which shall not constitute notice) to:

                    Fried, Frank, Harris, Shriver & Jacobson
                    One New York Plaza
                    New York, NY  10004-1980
                    Attention:  Charles M. Nathan
                    Facsimile:  (212) 859-8587

          (ii) if to Stockholder, to its address shown below its signature on the last page hereof.

          with a copy (which shall not constitute notice) to:

                    MediaOne Group Inc.
                    188 Inverness Drive West
                    Englewood, Colorado  80112
                    Attention:  General Counsel
                    Facsimile:  (303) 858-5834



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or to such other address or facsimile number as either party may hereafter specify for the purpose by notice to the other party hereto. Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 6(h) and the appropriate facsimile confirmation is received or (ii) if given by any other means, when delivered at the address specified in this Section 6(h).

          (i) Expenses. Each party hereto shall pay its own expenses incurred in connection with this Agreement, except as otherwise specifically provided herein.

          (j) Survival. All representations, warranties and covenants contained herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

          (k) Termination. This Agreement shall terminate upon the earliest to occur of (a) the termination of the Merger Agreement in accordance with its terms, (b) the material amendment of the Merger Agreement without the Stockholder's approval, or (c) approval of the Merger Agreement by the stockholders of Preview.

          (l) Action in Stockholder Capacity Only. No Stockholder who is a director or officer of Preview makes any agreement in this Agreement in his or her capacity as such director or officer. The Stockholder signs solely in its capacity as a record holder and beneficial owner of Shares. The provisions of this Agreement shall not apply to actions taken or omitted to be taken by any such person in his or her capacity as a director or officer of Preview.


          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed as of the date first above written.

                               SABRE INC.


                               By: /s/Jeffrey M. Jackson
                                   ___________________________________
                                   Name:  Jeffrey M. Jackson
                                   Title: Senior Vice President
                                          Chief Financial Officer





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                               STOCKHOLDER:

                               MEDIAONE INTERACTIVE SERVICES, INC.

                               By: /s/Thomas A. Cullen
                                   ___________________________________
                                   Name:  Thomas A. Cullen
                                   Title: President


                               Address:  9000 East Nichols
                               Englewood, Colorado  80112

                               Number of Shares
                               Beneficially Owned:  932,540






































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